EXHIBIT 4.1

















                             SUBSCRIPTION AGREEMENT
                                For Common Shares






                                 T-REX OIL, INC.

                             A COLORADO CORPORATION

                            (Regulation S Compliant)


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                   SUBSCRIPTION AGREEMENT AND REPRESENTATIONS

TO: T-Rex Oil, Inc.

Gentlemen:

         The Subscriber understands that T-Rex Oil, Inc., a Colorado Corporation (the "Company") is offering 2,800,000 Common Shares ("Common Shares") at a price of $6,020,000 in the aggregate.

         Subscriber hereby offers to purchase 2,800,000 Common Shares and upon acceptance by you, agree to become a shareholder of the Company and to contribute funds to the Company as set forth herein. In order to induce the Company to accept this offer, Subscriber advises you as follows:

         (1) RECEIPT OF COPIES OF THE BUSINESS PLAN CONTAINING USE OF PROCEEDS AND SUCH OTHER DOCUMENTS AS SUBSCRIBER HAS REQUESTED. Subscriber hereby acknowledge that Subscriber has received the Business Plan documents (as may be supplemented from time to time) relating to the Company.

         (2) AVAILABILITY OF INFORMATION. Subscriber hereby acknowledge that the Company has made available to me the opportunity to ask questions of, and receive answers from the Company and any other person or entity acting on its behalf, concerning the contents of the Plan and the information contained in the corporate documents and to obtain any additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information provided by the Company and any other person or entity acting on its behalf.

         (3) REPRESENTATIONS AND WARRANTIES. Subscriber represents and warrants to the Company (and understands that it is relying upon the accuracy and completeness of such representations and warranties in connection with the availability of an exemption for the offer and sale of the shares from the registration requirements of applicable federal and state securities laws) that:

         (A)  RESTRICTED SECURITIES.

                  (1) Subscriber understands that the Shares have NOT been registered under the Securities Act of 1933, as amended (the Act), or any state securities laws.

                  (2) Subscriber understands that if its subscription offer is accepted and the Shares are sold to it, Subscriber cannot sell or otherwise dispose of the shares unless the shares are registered under the Act or the state securities laws or exemptions therefrom are available (and consequently, that Subscriber must bear the economic risk of the investment for an indefinite period of time):

                  (3) Subscriber understands that the Company has no obligation now or at any time to register the shares under the Act or the State securities laws or obtain exemptions therefrom.

                  (4) Subscriber understands that the Company will restrict the transfer of the shares in accordance with the foregoing representations.

         (B)  LEGEND.

                  Subscriber agrees that any certificate representing the shares will contain and be endorsed with the following, or a substantially equivalent,
LEGEND:

          "This share certificate has been acquired pursuant to an investment representation by the holder and shall not be sold, pledged, hypothecated or donated, or otherwise transferred except upon the issuance to Company of a favorable opinion by its counsel and the

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          submission  to the Company of other  evidence  satisfactory  to and as required by counsel to the Company; that any such transfer will not violate the Securities Act of 1933, as amended, and applicable state securities laws."

         (C)  AGE:  CITIZENSHIP.

                  Subscriber incorporated in United Kingdom.

         (D)  ACCURACY OF INFORMATION.

                  All information which Subscriber has provided to the Company concerning its financial position and knowledge of financial and business matters is correct and complete as of the date set forth at the end hereof, and if there should be any material change in such information prior to acceptance of this subscription offer by the Company, Subscriber will immediately provide the Company with such information.

         (5)  OFFERING PROCEDURE.

                  Subscriber understands that this subscription offer is subject to each of the following terms and conditions:

                  (a) The Company may reject this subscription offer for any reason, and this subscription offer shall become binding upon the Company only when accepted, in writing, by the Company.

                  (b)This subscription offer may not be withdrawn by Subscriber.

         (6)  SUITABILITY.  Subscriber hereby warrants and represents:

                  (a) That Subscriber can afford a complete loss of the investment and can afford to hold the securities being purchased hereunder for an indefinite period of time;

                  (b) That Subscriber considers this investment a suitable investment, and Subscriber considers itself a sophisticated investor;

                  (c) That Subscriber has had substantial prior experience in financial matters and investments.

         (7)  RESTRICTIONS.

         This subscription is personal to the investor whose name and address appear below. It may not be sold, transferred, assigned or otherwise disposed of to any other person, natural or artificial.

         (8)  CONDITIONS.

                  This subscription shall become binding upon the Company and me only when accepted, in writing, by the issuer.

         (9) REPRESENTATIONS.

                  (a) Subscriber has been furnished and has carefully read the Company SEC filings and any documents Subscriber has requested, including this Subscription Agreement. Subscriber is aware that:

                         (1)  There  are  substantial   risks  incident  to  the
ownership of shares in the Company, and such investment is speculative and involves a high degree of risk of loss by Subscriber of its entire investment in the Company;

                         (2) No  federal or state  agency  has  passed  upon the
Shares or made any finding or determination concerning the fairness of this investment;

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                  (b) Subscriber  acknowledges  that Subscriber has been advised to consult its own attorney concerning the investment.

                  (c) Subscriber acknowledges that the investment in the Company is an illiquid investment. In particular, Subscriber recognizes that:

                         (1) Due to restrictions  described  below,  the lack of
any market existing or to exist for these shares, in the event Subscriber should attempt to sell its shares in the Company, its investment will be highly illiquid and, probably must be held indefinitely.

                         (2)   Subscriber   must  bear  the  economic   risk  of
investment in the shares for an indefinite period of time, since the shares have not been registered under the Securities Act of 1933, as amended. Therefore, the shares cannot be offered, sold, transferred, pledged, or hypothecated to any person unless either they are subsequently registered under said Act or an exemption from such registration is available and the favorable opinion of counsel for the Company to that effect is obtained, which is not anticipated.

                         (3) Its right to transfer its shares will also be restricted as provided in this Subscription Agreement.

                  (d) Subscriber covenants, represents and warrants to the Company that:

                         (1)  Subscriber  has carefully  reviewed and understand
the risks of, and other considerations relating to, a purchase of shares, including the risks set forth in this Agreement.

                         (2)  Subscriber and its  investment  advisors,  if any,
have been furnished all materials relating to the Company and its proposed activities, the offering of shares, or anything set forth in the Plan which they have requested and have been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representations or information set forth in the Plan;

                         (3)  The  Company  has  answered  all  inquiries   that
Subscriber and its investment advisors, if any, have put to it concerning the Company and its proposed activities and the offering and sale of the Shares;

                         (4) Neither Subscriber nor its investment advisors,  if
any, have been furnished any offering literature other than the Business Plan and the documents that may be attached as exhibits thereto and Subscriber and its investment advisors, if any, have relied only on the information contained in the Business Plan and such exhibits and the information, as described in subparagraphs (b) and (c) above, furnished or made available to them by the Company;

                         (5)   Subscriber,   on   behalf   of   a   corporation,
partnership, trust, or other form of business entity, affirm that: it is authorized and otherwise duly qualified to purchase and hold shares in the Company; recognize that the information under the caption as set forth in (a) above related to investments by an individual and does not address the federal income tax consequences of an investment by any of the aforementioned entities and have obtained such additional tax advice that Subscriber has deemed necessary; such entity has its principal place of business as set forth below; and such entity has not been formed for the specific purpose of acquiring shares in the Company.

                         (6)  Subscriber has adequate means of providing for its
current needs and personal contingencies and have no need for liquidity in this investment; and

                  (a) Subscriber hereby adopt, accept, and agree to be bound by all the terms and conditions of this Agreement, and by all of the terms and conditions of the Articles of Incorporation, and amendments thereto, and By-Laws. Upon acceptance of this Subscription Agreement by the Company, Subscriber shall become a shareholder for all purposes, and the shares subscribed shall be issued.

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                  (b) The Subscription, upon acceptance by the Company, shall be binding upon the heirs, executors, administrators, successors, and assigns of Subscriber.

                  (c) Subscriber further hereby represents that Subscriber has such knowledge and experience in business and financial matters that Subscriber is capable of evaluating the Company and proposed activities thereof, the risks and merits of investment in the Shares and of making an informed investment decision thereon, and am not utilizing a purchaser representative in connection with evaluating such risks and merits.

                  (d) Subscriber has previously invested in private placement securities (such as stock, equipment leasing, mineral, oil and gas, or cattle feeding syndications).

                  (e) That Subscriber hereby agrees to indemnify the Company and hold the Company harmless from and against any and all liability, damage, cost, or expense incurred on account of or arising out of:

                         (i)    Any    inaccuracy    in    its     declarations,
representations, and warranties hereinabove set forth;

                         (ii)  The  disposition  of  any  of  the  shares  which
Subscriber   will   receive,    contrary   to   its   foregoing    declarations,
representations, and warranties; and

                         (iii) Any action, suit or proceeding based upon (1) the
claim that said declarations, representations, or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company; or (2) the disposition of any of the shares or any part thereof.

                  (f) This Agreement shall be construed in accordance with and governed by the laws of the State of Colorado, except as to the manner in which the subscriber elects to take title to shares in the Company which shall be construed in accordance with the Country of its domicile.

                  (g) Subscriber agrees that in no event shall the Subscriber be allowed or entitled to purchase shares at a time when the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates; and (2) the number of shares of Common Stock issuable upon the purchaser hereunder with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended and Regulations 13D-G thereunder.

         (10) SUBSCRIPTION FOR SHARES.

Number of Shares subscribed for: 2,800,000

Total consideration:  $6,020,000.00 payable in  increments   with  delivery  of
                      certificates as increments are paid.

Subscriber:
         Name (please print)         NRC HOLDING, LTD

         A United Kingdom corporation registered under the Companies Act.

         Address:                    Bruningstrasse 23

         (including Postal Code)     D - 21614 Buxtehude

         Phone                      (0049) 172 450 31 27

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         (11) TITLE. Subscriber will hold title to its interest as follows:

                  NRC Holding LTD. (associated company)

         12. REGULATION S COMPLIANCE. A) Subscriber agrees and warrants that the offer and sale of the securities by the Company, the Purchaser, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing, shall be deemed to occur outside the United States within the meaning of CFRss.230.901, if

         (1) The offer or sale is made in an off-shore transaction;

         (2) No directed selling efforts are made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

         (b) Purchaser further agrees that:

         (1) the offer or resale of the securities, if made prior to the expiration of a distribution compliance period (in six months), shall not be made to a U.S. person or for the account or benefit of a U.S. person (other than a distributor);

         (2) the offer or resale of the securities, if made prior to the expiration of a six month distribution compliance period, is made pursuant of the following conditions:

                  (a) The purchaser of the securities (other than a distributor) certifies that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Act;

                  (b) The  purchaser  of the  securities  agrees  to  sell  such securities only in accordance with the provisions of Regulation S CFR (ss.230.901 through ss.230.905 and Preliminary Notes), pursuant to registration under the Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

                  (c) The securities shall contain a legend to the effect that transfer is prohibited except in accordance with the provisions of this Regulation S (ss.230.901 through ss.230.905, and Preliminary Notes), pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act;

                  (d) The issuer is required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, CFR (ss.230.901 through ss.230.905, and Preliminary Notes), pursuant to registration under the Act, or pursuant to an available exemption from registration;

                  (e) Each distributor selling securities to a distributor, a dealer (as defined in section 2(a)(12) of the Act (15 U.S.C. 77b(a)(12)), or a person receiving a selling concession, fee or other remuneration, prior to the expiration of distribution compliance period in the case of equity securities, sends a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor.

         (c) Purchaser further agrees: These securities, if acquired by a repurchase or a distributor, or any of their respective affiliates in a transaction subject to the conditions of CFR ss.230.901 or ss.230.903 are deemed to be "restricted securities" as defined in ss.230.144. Re-sales of any of such restricted securities by the offshore purchaser must be made in accordance with this Regulation S (ss.230.901 through ss.230.905, and Preliminary Notes), the registration requirements of the Act or any exemption therefrom. Any "restricted securities," as defined in ss.230.144, that are equity securities of a domestic issuer will continue to be deemed to be restricted securities, notwithstanding that they were acquired in a resale transaction made pursuant to ss.230.901 or ss.230.904.

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         IN WITNESS  WHEREOF,  subject to acceptance by the Company,  Subscriber has completed this  Subscription  Agreement to evidence its  Subscription as set
forth   hereinabove  for  2,800,000  shares  of  restricted  common  stock,  and
Subscriber shall remit payments by wire transfer or check in increments of $250,000 hereafter until June 30, 2015 for restricted Common Shares. This subscription shall expire on June 30, 2015 if not fully paid by such date.

Dated: April 26, 2015

NRC HOLDING LTD.

/s/Norbert Remer
-----------------------------------
Subscriber


Mailing Address for Shareholder Records:

Bruningstra(beta)e 23
D-21614 Buxtehude (Germany)

Email: Norbert.remer@t-online.de


Accepted:

T-REX OIL, INC.



By: /s/ Don Walford
------------------------------------
Don Walford, Chief Executive Officer

Date: April 26, 2015























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